FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 14, 1995



                           Center Banks Incorporated
             (Exact name of registrant as specified in its charter)




Delaware                    0-18513                            16-1368745
--------                    -------                            ----------
(State or other           (Commission                         (IRS Employer
jurisdiction of           File Number)                      Identification No.)
incorporation)



33 E. Genesee Street
Skaneateles, New York 13152
(address of principal executive office)(Zip Code)



Registrant's Telephone number, including area code:  (315) 685-2265


 Not applicable
(Former name or former address, if changed since last report)



Page 1 of 3 pages.

Item 5.  Other Events.

Center Banks Incorporated, the holding company of Skaneateles Savings Bank, announced the election of Anne E. O'Connor to its Board of Directors. She replaces her husband, Francis R. O'Connor, on the Board. Mr. O'Connor resigned from the Board due to time constraints.

Mrs. O'Connor is the Corporate Vice President of Kopp Billing Agency, Inc., a medical billing firm in Syracuse. Mrs. O'Connor and her husband are major shareholders of Center Banks, owning 9.96% of the company's outstanding common stock. Mrs. O'Connor is also a director on the board of Skaneateles Savings Bank

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Center Banks Incorporated
                                           (Registrant)


                                           By:  /s/ J. Daniel Mohr
                                                J. Daniel Mohr
                                                Treasurer

Dated December 21, 1995